                                                                 EXHIBIT 10(III)


                       EXECUTIVE SALARY CONTINUATION PLAN
                                       OF
                              THE FIRST STATE BANK

                                   Section I
                       Establishment and Purpose of Plan

     1.1 Establishment and Duration of Plan. The Board of Directors of THE FIRST STATE BANK, a Georgia corporation, hereby establishes the Executive Salary Continuation Plan of THE FIRST STATE BANK and its successors, effective as of the 1st day of April, 1989. By executing a Participation Agreement, an Executive agrees to abide by the terms of the Plan.

     1.2 Purpose of Plan. The purpose of the Executive Salary Continuation Plan is to provide Executives with benefits upon their retirement or death, if they are eligible to receive benefits under the Plan.

     1.3  This is a continuation with an amendment to the Plan adopted 1989.


                                   Section II
                                  Definitions


     2.1 "Beneficiary" means the person or persons who are designated by an Executive, in the Participation Agreement, to receive payments under the Plan.

     2.2 "Corporation" means THE FIRST STATE BANK, a Georgia corporation, or any successor thereto and its subsidiaries.

     2.3 "Death Benefit" shall mean, with respect to each Executive, the amount listed as such on such Executive's Participation Agreement; provided that if an Executive's death results from suicide within two years of his Entry Date, his Death Benefit shall be zero. Any final determination of suicide under any policy insuring the Executive's life shall conclusively determine the question of suicide for all purposes of this Plan.

     2.4 "Deferral Account" means, with respect to any Executive, the Account being administered for the benefit of such Executive under this Plan. Such Account shall be credited with an amount designated in the Executive's Participation Agreement. Such amount shall be credited to such Executive's Deferral Account on his Entry Date. An identical amount shall be credited to such Executive's Deferral Account every three months thereafter so long as the Executive remains in the active employment of the Corporation. Six percent (6%) interest per annum shall be credited on all Deferral Accounts. Interest shall be credited and compounded quarterly, beginning on the date which is three months after an amount is first credited to such Executive's Deferral Account and shall be computed based on the amount which was credited to such Deferral Account as of the beginning of such quarter. Deferral Accounts will not actually be funded but will be bookkeeping accounts established on the Corporation's records showing the current balances of such Accounts.

     2.5 "Early Retirement" means the retirement, with the consent of the Board of Directors of the Corporation, from the employment with the Corporation by an Executive who has attained age fifty (50) but who has not attained Normal Retirement Age.

     2.6 "Early Retirement Benefit" means the amount determined as such in accordance with the terms of the Executive's Participation Agreement.

     2.7 "Early Retirement Date" means the first day of the month after which an Executive elects Early Retirement.

     2.8 "Early Date" means the date as of which Executive first executes a Participation Agreement under the Plan.

     2.9 "Executive" means each employee of the Corporation who is designated as being eligible to participate in the Plan by the Board of Directors of the Corporation, and who elects to participate in the Plan by executing a Participation Agreement.

     2.10 "Fiscal Year" shall mean the twelve-month period beginning on January 1 of each year.

     2.11 "Normal Retirement Age" means the date on which an Executive attains the age of sixty-five (65).

     2.12 "Normal Retirement Benefit" means an amount determined as such in accordance with the terms of the Executive's Participation Agreement.

     2.13 "Normal Retirement Date" means the first day of the month following the month during which the Executive attains Normal Retirement Age or, if later, the first day of the month following the Executive's retirement after attainment of his Normal Retirement Age.

     2.14 "Participation Agreement" means the agreement executed by the Executive upon being admitted to the Plan. The Participation Agreement shall be an integral part of the Plan.

     2.15 "Plan" means the THE FIRST STATE BANK Executive Salary Continuation Plan, as the same may hereafter be amended.

                                   Section III

                               Payment of Benefits

     3.1 If an Executive is continually employed by the Corporation from his Entry Date until his Normal Retirement Age, then the Corporation will make a series of payments to the Executive, each such payment to be equal to the Executive's Normal Retirement Benefit. The first such payment shall be made on the Normal Retirement Date and the remaining payments shall be made on the first day of each succeeding month until one hundred twenty (120) total payments have been made, or, if later, until the Executive's death. If an Executive dies before one hundred twenty (120) payments have been made, the remaining payments shall be made to the Executive's Beneficiary. If the Executive's Beneficiary dies before receiving all the payments due to him or her, then the remaining payment shall be made to the Beneficiary's estate.

     Notwithstanding the foregoing provisions of this section 3.1, if an Executive becomes entitled to receive benefits under this Section 3.1 and engages in Competitive Activities (as defined in such Executive's Participation Agreement), then all payments to such Executive or his Beneficiary under the prior provisions of this Section 3.1 shall be forfeited. In lieu of such payments, the Corporation shall pay to such Executive an amount determined as follows:

         (a) Ascertain the amount of such Executive's Deferral Account as of the time that the Executive first engages in Competitive Activities;
         (b) Determine the sum of all payments made to such Executive under this
             Section 3.1 before such Executive engaged in Competitive
             Activities;
         (c) Determine the greater of zero (0); or the amount determined by subtracting the amount determined under (b), above, from the amount determined under (a) above;

        (d) Determine the level monthly amount necessary to amortize the result determined under (c), above, over one hundred twenty (120) months at six percent (6%) interest per annum, compounded quarterly.

     The Corporation will make a series of payments to the Executive, each such payment to be equal to the amount determined in (d), above. The first such payment shall be made on the first day of the month following the month in which the Executive first engages in Competitive Activities and the remaining payments shall be made on the first day of each succeeding month until one hundred twenty
(120) total payments (not including any payments received before the Executive engaged in Competitive Activities) have been made. If the Executive dies before one hundred twenty (120) such payments have been made, the remaining payments shall be made to the Executive's Beneficiary. If the Executive's Beneficiary dies before receiving all the payments due to him or her, then the remaining payments shall be made to the Beneficiary's estate.

     3.2 If an Executive dies prior to his or her Normal Retirement Date while in the active and continuous employment of the Corporation, the Corporation will make a series of payments to the Executive's Beneficiary, each such payment to be equal to the Executive's Death Benefit. The first such payment shall be made on the first day of the month following the Executive's death and the remaining payments shall be made on the first day of each succeeding month until one hundred twenty (120) total payments have been made. If the Executive's Beneficiary dies before receiving all the payments due to him or her, then the remaining payments shall made to the Beneficiary's estate.

     3.3 In the event of an Executive's Early Retirement, the Corporation will make a series of payments to the Executive, each payment to be equal to the Executive's Early Retirement Benefit, determined as of the date of such Executive's Early Retirement. The first such payment shall be made on the Early Retirement Date and the remaining payments shall be made on the first day of each succeeding month until one hundred twenty (120) total payments have been made, or, if later, until the Executive's death. If an Executive dies before all one hundred twenty (120) payments have been made, the remaining payments shall be made to the Executive's Beneficiary. If the Executive's Beneficiary dies before receiving all the payments due to him or her, then the remaining payments shall be made to the Beneficiary's estate.

     Notwithstanding the foregoing provisions of this section 3.3, if an Executive becomes entitled to receive benefits under this Section 3.3 and engages in Competitive Activities (as defined in such Executive's Participation Agreement), then all payments to such Executive or his Beneficiary under the prior provisions of this Section 3.3 shall be forfeited. In lieu of such payments, the Corporation shall pay to such Executive an amount determined as follows;

          (a) Ascertain the amount of such Executive's Deferral Account as of the time that the Executive first engages in Competitive Activities;
          (b) Determine the sum of all payments made to such Executive under this Section 3.3 before such Executive engaged in Competitive Activities;
          (c) Determine the greater of zero (0); or the amount determined by subtracting the amount determined under (b), above, from the amount determined under (a) above;
          (d) determine the level monthly amount necessary to amortize the result Determined under (c), above, over one hundred twenty (120) months at six percent (6%) interest per annum, compounded quarterly.

     The Corporation will make a series of payments to the Executive, each such payment to be equal to the amount determined in (d), above. The first such payment shall be made on the first day of the month following the month in which the Executive first engages in Competitive Activities and the remaining payments shall be made on the first day of each succeeding month until one hundred twenty
(120) total payments (not including any payments received before the Executive engaged in Competitive Activities) have been made. If the Executive dies before one hundred twenty (120) such payments have been made, the remaining payments shall be made to the Executive's Beneficiary. If the Executive's Beneficiary dies before receiving all the payments due to him or her, then the remaining payments shall be made to the Beneficiary's estate.

     3.4 The benefits provided to an Executive or his Beneficiary under Sections 3.1, 3.2, and 3.3 are mutually exclusive. Accordingly, benefits shall not be paid to an Executive or his Beneficiary pursuant to more than one of such Sections. If an Executive fulfills the conditions of more than one of such Sections, then the Executive or his Beneficiary shall be entitled to benefits pursuant to the Section of the Plan under which the highest benefit would be paid.

     3.5 If, at the death of the Executive, there is no properly designated living Beneficiary, or, if the Beneficiary is an entity and such entity is not then in existence, then any payments due under this Plan shall be made to the Executive's estate.

     3.6 If an Executive's employment with the Corporation is terminated on account of his total and permanent disability, then such Executive shall be treated for all purposes of this Plan as if he remained in the active and continuous employment of the Corporation during any period of such disability.

     For purposes of this Plan, an Executive is totally and permanently disabled so long as he or she is determined to be totally disabled under the group long-term disability plan maintained by the Corporation under which such Executive is insured. If no such insurance is maintained by the Corporation, then an Executive is totally and permanently disabled so long as he or she is unable to engage in substantially all the regular duties of his or her position with the Corporation by reason of any medically determinable physical or mental impairment. If an Executive is not insured under a group long-term disability insurance contract maintained by the Corporation, the Board of Directors of the Corporation shall determine whether an Executive is totally and permanently disabled.

                                   Section IV

                 Rights and Duties of Participants and Members

     4.1 No Executive or any other person shall have any interest in any fund or in any specific asset or assets of the Corporation by reason of this Plan, or for any other reason, or have any right to receive any distributions under the Plan except as and to the extent expressly provided under the Plan. An Executive is a general creditor of the Corporation.

     4.2 Each Executive shall receive an updated copy of the Plan and shall receive copies of any amendments to the Plan within ten (10) days after their adoption.

     4.3 No right of any Executive or any Beneficiary to receive payment hereunder shall be subject to alienation, transfer, sale, assignment, pledge, attachment, garnishment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such payments whether presently or hereafter payable shall be void. No payment under this Plan shall be subject to debts or liabilities of any Executive or Beneficiary.

     4.4 Every person receiving or claiming payments under the Plan shall be presumed to be mentally competent until the date on which the Corporation receives a written notice in a form and manner acceptable to the Corporation that the person is incompetent and that a guardian, conservator or other person legally vested with the interest of his or her estate has been appointed. If guardian or conservator of the estate or any person receiving or claiming payments under the Plan is appointed, payments under this Plan may be made to such guardian or conservator provided that the proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Corporation. Any payments so made shall be a discharge of any liability of the Corporation for such payments.

     4.5 Each person entitled to receive a payment under this Plan, whether an Executive, Beneficiary, a guardian or otherwise, shall provide the Corporation with such information it may from time to time deem necessary or in its best interest in administering the Plan. Any such person shall also furnish the Corporation with such documents, evidence, data or other information, as the Corporation may from time to time may deem necessary or advisable.


                                   Section V

                        Duties of the Plan Administrator


     5.1 The Plan shall be administered by the Plan Administrator.

     5.2 The Plan Administrator may from time to time establish rules and regulations for the administration of the Plan and adopt standard forms for such matters as elections, beneficiary designations and applications for benefits, provided such rules and forms are not inconsistent with the provisions of the Plan.

     5.3 All determinations of the Plan Administrator, shall be binding on all parties. In construing or applying the provisions of the Plan, the Corporation shall have the right to rely upon a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Corporation, whether or not any question or dispute has arisen as to any distribution from the Plan.

     5.4 The Plan Administrator shall be responsible for maintaining books and records for the Plan. Each Executive or his or her Beneficiary shall be notified annually of his or her Retirement Benefit and Death Benefit.

                                   Section VI

                  Amendment or Termination, Change in Control

     6.1 The Corporation may not amend, modify, terminate or discontinue the Plan with respect to any Executive without the written consent of such Executive.

     6.2 If an Executive's employment with the Corporation is terminated (voluntarily or involuntarily), for any reason after the date which is one hundred twenty (120) days before a Change in Control, then such individual shall continue to be treated for all purposes of the Plan as if such individual remained in the active and continuous employment of the Corporation, notwithstanding the fact of such termination of employment. In addition, benefits payable to such Executive or his Beneficiary shall not be reduced, as provided in Sections 3.1 and 3.3 on account of such Executive's engagement in Competitive Activities. A Change in Control occurs when:

         (a) the shareholders of the Corporation as of the effective date of the adoption of the Plan own less than 50% of the total combined voting power of all classes of stock of the Corporation entitled to vote,

               (b) such shareholders own less than 50% of the total value of shares of all classes of stock of the Corporation,
               (c) substantially all of the assets of the Corporation are sold or otherwise transferred,
               (d) the Corporation is merged into another Corporation or
                   business entity, or
               (e) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14
                   (d)(2) of the Securities and Exchange Act of 1934 (the "Act"), acquires stock in the Corporation after the adoption of the Plan and becomes the "beneficial owner" (as defined in Rule 13d-3 of General Rules and Regulations under the Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power in the election of the Directors of the Corporation.

         6.3 For purposes of this Section VI, the term "Corporation" also includes The First State Bank's parent corporation, Henry County Bancshares, a Georgia Corporation.

                                   Section VII

                          Not a Contract of Employment

         7.1 This Plan is not a contract of employment between an Executive and the Corporation. No provision of this Plan restricts the right of the Corporation to discharge an Executive, or restricts the right of an Executive to terminate his employment.

                                  Section VIII

                                Claims Procedure


     8.1 If a benefit under this Plan is not paid to an Executive or beneficiary and such person believes that he or she is entitled to receive it, a claim shall be made in writing to the Plan Administrator within sixty (60) days from the date payment was to be made. Such claim shall be reviewed by the Plan Administrator and the Corporation. If the claim is denied, in full or in part, the Plan Administrator shall provide written notice within ninety (90) days setting forth the specific reasons for denial. The notice shall include specific reference to the provisions of this Plan upon which the denial is based and any additional material or information necessary to perfect the claim, if any. Such written notice shall also indicate the steps to be taken if a review of the denial is desired.

     If the claim is denied and a review is desired, the claimant shall notify the Plan Administrator in writing within sixty (60) days. A claim shall be treated as denied if the Plan Administrator does not take action in the aforesaid ninety (90) day period. In requesting review, the claimant may review this Plan or any documents relating to it and submit any written issues and comments he or she may feel appropriate. In his or her sole discretion, the Plan Administrator shall then review the claim and provide a written decision within sixty (60) days. This decision likewise shall state the specific provisions of this Plan on which the decision is based.

     The Secretary of the Corporation is hereby designated as the Named Fiduciary and Plan Administrator of this Plan.

                                   Section IX
                         Guarantee by Parent Corporation


     9.1 The Corporation's parent corporation, Henry County Bancshares, a Georgia Corporation, hereby guarantees, and agrees to become fully liable for, any and all payments due under this plan to any Executive or his Beneficiary.


                                    Section X
                            Construction and Expense


     10.1 Whenever the context so requires, words in the masculine include the feminine and words in the feminine include the masculine and the definition of any term in the singular may include the plural.

     10.2 All expenses of administering the Plan shall be paid by the Corporation unless the Plan provides to the contrary.

     10.3 The Plan shall be construed, administered and governed in all respects under the laws of the State of Georgia.

     IN WITNESS WHEREOF, this Plan has been executed as of January 1/st/, 1999.


                                        /s/ Robert O. Linch
                                        -----------------------------------
                                        On Behalf of the Board of Directors


                                        HENRY COUNTY BANCSHARES


                                        BY: /s/ [ILLEGIBLE]
                                            -------------------------------
                                            President


                                        ATTEST: /s/ [ILLEGIBLE]
                                                ---------------------------